Exhibit 10.1


                              CompuDyne Corporation
                      Retention Plan For Selected Employees
                      -------------------------------------

1. Purpose. This CompuDyne Corporation Retention Plan for Selected Employees (this "Plan," as defined herein) is an incentive plan established to provide retention benefits to eligible Employees of CompuDyne Corporation (the "Company," as defined herein) and any Subsidiary (as defined herein) who remain employed at the time of a Change of Control (as defined herein) or who have been subject to an Involuntary Termination (as defined herein) within the three month period preceding a Change of Control.

2. Effective Date. This Plan shall be effective June 28, 2005 and shall continue thereafter until terminated as provided under Paragraph 9. Any and all existing retention or change of control agreements, plans, programs, policies or practices for Participants, whether formal or informal, are hereby revoked and terminated; provided that, for the avoidance of doubt, nothing herein shall be deemed to terminate or amend the CompuDyne Corporation 1996 Stock Incentive Compensation Plan for Employees or the CompuDyne Corporation 2005 Stock Incentive Compensation Plan for Employees.

3.   Definitions. Terms herein with capitalized letters shall mean as follows:

          "BOARD" means the Board of Directors of the Company.

          "CAUSE" means, without limitation, termination of the Participant's employment with the Company or any Subsidiary for (i) a course of conduct amounting to incompetence or negligence not related to a Disability; (ii) chronic and unexcused absenteeism; (iii) willful and persistent failure or refusal to perform the obligations of his or her position; (iv) willful and persistent failure or refusal to follow an express direction or legal instruction of the Chief Executive Officer of the Company or a Subsidiary; (v) fraud, embezzlement or comparable dishonest activity; (vi) violation of any rule or regulation established by the Company or a Subsidiary from time to time; and (vii) conviction of, or a guilty or nolo contendere plea to, a felony, or conviction of, or a guilty or nolo contendere plea to, a misdemeanor resulting in actual imprisonment for thirty days or more.

          "CHANGE OF CONTROL" means: (i) for all Participants, a merger of the Company with any third party which results in the Company's shareholders immediately prior to the merger owning less than 50% of the common stock of the surviving company or the acquisition by any third party of equity securities representing more than 50% of the ownership of the Company or of its combined businesses; (ii) in regards to a Participant who is an Employee of a business unit, a merger of that business unit with any third party where the Company does not own the survivor or the sale to a third party of the securities of that business unit or assets representing more than 50% of the assets of that individual business unit as of the end of the


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          last fiscal year; (iii) solely in the case of Schedule A Managers (see
          Paragraph 4(a)(i) and (ii)) who work for the corporate unit and not one of the business units, the acquisition by any third party of equity securities or assets of businesses which represent more than 50% of the annual revenues of the Company for the last completed fiscal year; and (iv) solely in the case of Schedule B Managers (see Paragraph 4(b)(i)) who work for the corporate unit and not one of the business units, the acquisition by any third party of equity securities or assets of businesses which represent more than one-third of the annual revenues of the Company for the last completed fiscal year.

          "COMPANY" means CompuDyne Corporation, a corporation organized under the laws of the State of Nevada, and shall include successors and assigns.

          "DISABILITY" means any physical or mental illness, impairment or incapacity which prevents the Participant from substantially performing, with or without accommodation, the essential functions of the Participant's position for a period of ninety (90) days or more, whether or not consecutive, during any period of twelve (12) consecutive months.

          "EFFECTIVE DATE" means the date that this Plan is adopted by the Board or such other date as determined by the Board.

          "EMPLOYEE" means any employee of the Company or a Subsidiary.

          "GOOD REASON" means termination by the Participant of his or her employment with the Company on account of his or her good faith determination that any of the events or conditions described in subsections (i) through (iii) below have occurred within forty-five
          (45) days prior to the termination:

          (i)  Any material reduction in the Participant's annual base salary;

          (ii) The Company's failure to continue the Participant's participation in any material incentive compensation or benefit plan or fringe benefit program generally applicable to the Company's management or the Company's reduction of any material fringe benefit enjoyed by the Participant, including a life insurance plan, health-and-accident plan or disability plan; the taking of any action by the Company which would materially adversely affect the Participant's participation in or materially reduce the Participant's benefits under any of such plans or deprive the Participant of any material fringe benefit enjoyed by the Participant; or

          (iii) The assignment to the Participant, without his or her express written consent, of any duties materially inconsistent with the Participant's position (including status, offices, title, location or reporting requirements) authority, duties or responsibilities, or any other action by the Company which results in a diminution of such position, authority, duties or responsibilities, the effect of which is a material change in the duties and responsibilities of the Participant, except in connection with the termination of the Participant's employment for Disability, Cause, as a result of the Participant's death, or by the Participant other than for Good Reason.


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          The Participant must give the Company thirty (30) days' advance written notice of his or her intent to resign for Good Reason (during which time the Company will have an opportunity to correct the condition constituting "Good Reason").

          "INVOLUNTARY TERMINATION" means the termination of the Participant's employment with the Company (i) by the Company due to a Participant's Disability, (ii) by the Company for reasons other than for Cause,
          (iii) by the Participant for Good Reason or (iv) as a consequence of the Participant's death.

          "PARTICIPANT" means each Employee who is eligible to receive benefits under this Plan.

          "PLAN" means the CompuDyne Corporation Retention Plan, as set forth herein, and as properly amended from time to time.

          "PLAN COMMITTEE" shall mean the Compensation and Stock Option Committee of the Company.

          "SUBSIDIARY" means a direct or indirect subsidiary of the Company.

          "TIN PARACHUTE BENEFITS" or "TP BENEFITS" means the benefits described in Paragraphs 5 and 6 of this Plan.

4. Eligibility. The following two classes of Participants will qualify for the TP Benefits under this Plan.

     (a) Participants in Class A, referred to as "Schedule A Managers," consist of those Employees holding the following positions:

          (i)  Chief Executive Officer of the Company;

          (ii) Managers reporting directly to the Chief Executive Officer of the Company;

          (iii) President of Integrated Electronic Systems ("IES");

          (iv) President of Institutional Security Systems ("ISS");

          (v)  President of Attack Protection ("AP");

          (vi) President of Public Safety & Justice ("PS&J"); and

          (vii) General Manager of Fiber SenSys, LLC. ("FSI").

     (b) Participants in Class B, referred to as "Schedule B Managers," consist of those Employees holding the following positions:


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          (i)  Managers who report directly to the Chief Financial Officer of the Company;

          (ii) Managers who report directly to the President of IES;

          (iii) Managers who report directly to the President of ISS;

          (iv) Managers who report directly to the President of AP;

          (v)  Managers who report directly to the President of PS&J ; and

          (vi) Managers who report directly to the General Manager of FSI.

5. Payment of TP Benefits. In the event of a Change of Control, a Participant who (i) remains employed at the time of the Change in Control, or (ii) was subject to an Involuntary Termination within the three-month period preceding the Change of Control, shall receive the following TP Benefits, depending on his or her status as a Schedule A Manager or a Schedule B Manager.

     (a)  Schedule A Managers.

          (i) All outstanding Company stock options held by the Schedule A Manager shall become fully vested and exercisable; and

          (ii) The Schedule A Manager shall receive a payment or payments equivalent to twelve months of his or her annual salary in effect as of the date of the Change of Control (or as of the date of his or her Involuntary Termination, if earlier).

     (b)  Schedule B Managers.

          (i) All outstanding Company stock options held by the Schedule B Manager shall become fully vested and exercisable; and

          (ii) The Schedule B Manager shall receive a payment or payments equivalent to up to six months of his or her annual salary in effect as of the date of the Change of Control (or as of the date of his or her Involuntary Termination, if earlier), at the discretion of the relevant Schedule A Manager and with the concurrence of the Chief Executive Officer of the Company, to be fixed within the later of 30 days of the date hereof or 30 days after the Participant's date of hire.

     (c) The payment of any TP Benefits to a Participant hereunder shall be conditioned upon the Participant's execution of and compliance with an agreement providing for a release of claims, confidentiality and a prohibition on solicitation of customers or hiring of employees of the Company or any Subsidiary for a period equal to the number of months of salary received by the Participant, in a form acceptable to the Company or its successor or assign. The Company may discontinue any payments due to a Participant under this Plan, and may recover any amounts previously paid to the Participant, if the Participant


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          violates the terms of such agreement. Subject to Paragraph 7, payment of TP Benefits may be made either in a lump sum at the time of a Change of Control or over a period of months commencing in the month following the Change of Control, at the discretion of the Company. Notwithstanding anything else herein, no Participant shall be entitled to receive TP Benefits for more than one Change of Control pursuant to this Plan.

     (d) In the event that the Company determines that acceleration of vesting of stock options for a Participant would require shareholder approval, the Company in its sole discretion and in lieu of accelerating such Participant's options may: (i) issue to the Participant at the time of the Change of Control common stock of the Company under the CompuDyne Corporation 1996 Stock Incentive Compensation Plan for Employees or the CompuDyne Corporation 2005 Stock Incentive Compensation Plan for Employees, or a similar approved plan, with a fair market value equal to the difference between the fair market value of the common stock issuable upon the exercise of such options minus the aggregate exercise price for such options (the "Option Spread"), or (ii) pay cash to the Participant at the time of the Change of Control equal to the Option Spread.

6. Payment of Bonuses to Other Key Personnel. In addition to the foregoing and subject to Paragraph 7, in the event of a Change of Control, selective bonuses, not to exceed the foregoing amounts set forth in Paragraph 5, may be paid to other key personnel of the Company or its Subsidiaries at the discretion of the CEO and subject to any required approvals.

7. Deadline for Payment. Notwithstanding any other provision of this Plan to the contrary, all payments which may become due under this Plan shall be paid by March 15 following the calendar year in which the Change of Control occurs or, if later, by the date that is two and one-half months following the Company's taxable year in which the Change of Control occurs.

8. Designation of a Beneficiary. The Participant may designate a beneficiary or beneficiaries who, in the event of the Participant's death prior to any payment that is otherwise due under this Plan, shall receive such payment due under this Plan. Such a designation shall be made by the Participant on a form prescribed by the Company. The Participant may, at any time, change or revoke such designation, but the Participant's designation or revocation will be effective only if it is made on a form provided by the Company and returned to the Company. If the Participant does not designate a beneficiary or the beneficiary dies prior to receiving the payment payable under this Plan, any amounts due under this Plan shall be paid to the Participant's estate.

9. Termination. This Plan shall automatically terminate on the later of the date that all benefits have been paid hereunder in connection with any Change of Control or the second anniversary of the Effective Date hereof.


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10.  No Effect on Other Benefits. Except as expressly provided herein, the benefits under this Plan shall have no effect on any other benefits or compensation due from the Company or a Subsidiary.

11. Withholding. All payments hereunder shall be subject to all Federal, state and local deductions and withholdings.

12.  Miscellaneous Provisions.

     (a) Voluntary Arrangement. This Plan is completely voluntary on the part of the Company. No employee or other person shall have any claim or right to participate in this Plan other than as provided hereunder. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary or shall affect the terms and conditions of any Participant's employment with the Company or any Subsidiary.

     (b) Payment of Obligation. Any payments made hereunder shall be paid from the general assets of the Company.

     (c) Benefits Not Assignable. A Participant's right and interest under this Plan may not be assigned or transferred, except as provided in Paragraph 8, and any attempted assignment or transfer shall be null and void and shall extinguish, in this Plan Committee's sole discretion, the Company's obligation under this Plan to make any payment with respect to such Participant.

     (d) Governing Law. This Plan shall be construed, interpreted and governed in accordance with the laws of the State of Maryland, without regard to its conflict of law provisions.

     (e) Validity. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

     (f) Plan Committee Discretion. This Plan Committee shall, in its discretion, interpret the terms of this Plan and resolve all questions or disputes relating to eligibility for benefits, the amount of benefits or any other matter arising under this Plan.


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     IN WITNESS WHEREOF, the undersigned Secretary of the CompuDyne Corporation certifies that the foregoing Plan was duly adopted on the 28th of June, 2005.

                                           CompuDyne Corporation


                                           By:
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                                           Title:
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                                           Date:
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